Exhibit 99.1

ARES MANAGEMENT, L.P. REPORTS FIRST QUARTER 2018 RESULTS

LOS ANGELES--Ares Management, L.P. (NYSE:ARES) today reported its financial results for its first quarter ended March 31, 2018.

“During the first quarter, Ares continued its strong momentum with 29% year over year fee related earnings growth, one of our highest quarters of new fund commitments totaling $6.9 billion and continued solid fund performance,” said Michael Arougheti, Chief Executive Officer and President of Ares. “We continue to make investments in adjacent fund strategies in order to capitalize on the opportunities for market expansion as investors increasingly prefer alternative investment strategies.”

“Our management fees, fee related earnings, realized income and economic net income have all increased at double digit rates over the last twelve months,” said Michael McFerran, Chief Operating Officer and Chief Financial Officer of Ares. “We believe we are very well positioned for future growth given our expanding fund investor relationships, significant dry powder and the breadth, flexibility and diversity of our global investing platform.”

Common Dividend
Ares declared a quarterly dividend of $0.28 per common share, payable on June 29, 2018 to common shareholders of record at the close of business on June 15, 2018.
Preferred Dividend
Ares declared a quarterly dividend of $0.4375 per Series A Preferred Share with a payment date of June 30, 2018 to preferred shareholders of record as of the close of business on June 15, 2018.
Tax Information
Effective March 1, 2018, Ares Management, L.P. elected to be treated as a corporation (rather than a partnership) for U.S. federal and state tax purposes. Accordingly, investors will receive a final Schedule K-1 for the period from January 1, 2018 through February 28, 2018. Investors receiving dividends after March 1, 2018 will receive Form 1099-DIV reporting. In addition, common units and preferred units issued by Ares Management, L.P. are now referred to as common shares and preferred shares, respectively. Ares Management, L.P. continues to be a limited partnership under Delaware state law. With its new corporate tax status, Ares Management, L.P. will not generate any unrelated business taxable income (UBTI) or income effectively connected with a U.S. trade or business (ECI).
Additional Information
Ares issued a full detailed presentation of its first quarter 2018 results, which can be viewed at www.aresmgmt.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled "First Quarter 2018 Earnings Presentation." We also filed our First Quarter 2018 Earnings Presentation on Form 8-K for the quarter ended March 31, 2018 with the U.S. Securities and Exchange Commission on May 3, 2018 and will file our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 with the U.S. Securities and Exchange Commission on May 7, 2018.
Conference Call and Webcast Information
Ares will host a conference call on May 3, 2018 at 12:00 p.m. ET to discuss first quarter results. All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the home page of the Investor Resources section of our website at http://www.aresmgmt.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888) 317-6003. International callers can access the conference call by dialing +1 (412) 317-6061. All callers will need to enter the Participant Elite Entry Number 7138249 followed by the # sign and reference “Ares Management, L.P.” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through June 3, 2018 (Eastern Time) to domestic callers by dialing (877) 344-7529 and to international callers by dialing +1 (412) 317-0088. For all replays, please reference conference number 10119043. An archived replay will also be available through June 3, 2018 on a webcast link located on the Home page of the Investor Resources section of our website.
About Ares Management, L.P.
Ares Management, L.P. is a publicly traded, leading global alternative asset manager with approximately $112.5 billion of assets under management as of March 31, 2018 and 18 offices in the United States, Europe, Asia and Australia. Since its inception in 1997, Ares has adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns throughout market cycles. Ares believes each of its three distinct but complementary investment groups in Credit, Private Equity and Real Estate is a market leader based on assets under management and investment performance. Ares was built upon the fundamental principle that each group benefits from being part of the greater whole. For more information, visit www.aresmgmt.com.
Forward-Looking Statements
Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Management, L.P. undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of Ares or an investment fund managed by Ares or its affiliates.

Investor Relations Contacts

Carl Drake	Veronica Mendiola	Cameron Rudd
cdrake@aresmgmt.com	vmendiola@aresmgmt.com	crudd@aresmgmt.com
(800) 340-6597	(212) 808-1150	(800) 340-6597